UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 14, 2009
Cinemark, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31372	01-0687923
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On July 14, 2009, we issued a press release announcing the expiration of our previously announced tender offer and consent solicitation for our 9 3/4% Senior Discount Notes due 2014 (the “Notes”). The tender offer and consent solicitation expired at 11:59 p.m., New York City time, on July 13, 2009 (the “Expiration Date”). There were no Notes validly tendered after 5:00 p.m., New York City time, on June 26, 2009 (the “Consent Date”) and before the Expiration Date. On June 26, 2009, we repurchased $402,458,768 aggregate principal amount at maturity, or 95.96%, of the outstanding Notes that were validly tendered and not revoked on or before the Consent Date. Approximately $16,944,232 aggregate principal amount at maturity of the Notes remain outstanding. The press release announcing the expiration of the tender offer and consent solicitation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
We are furnishing the information in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated July 14, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President — General Counsel

Date: July 16, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated July 14, 2009.

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